Exhibit 99.1

Venus Concept Announces Preliminary Fourth Quarter and Fiscal Year 2019

Revenue Results; Introduces Fiscal Year 2020 Revenue Guidance

TORONTO, January 13, 2020 (PRNewswire) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced preliminary unaudited revenue results for the three months and twelve months ended December 31, 2019 and introduced revenue guidance expectations for the twelve months ended December 31, 2020. The Company notes that the GAAP revenue results provided give effect to the business combination between Restoration Robotics, Inc. and Venus Concept Ltd., which closed on November 7, 2019.

Preliminary Fourth Quarter 2019 Revenue Summary:

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Preliminary total GAAP revenue for the fourth quarter of 2019 is expected to be in the range of $31.3 million to $32.0 million, compared to total GAAP revenue of $28.6 million in fourth quarter 2018, an increase of 9% to 12% year-over-year. The expected range of preliminary total GAAP revenue for the fourth quarter of 2019 includes the anticipated revenue of Venus Concept Inc. (formerly Restoration Robotics, Inc.) from November 8, 2019 to December 31, 2019 in the range of approximately $2.6 million to $2.7 million.

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Preliminary total revenue on a pro-forma basis, giving effect to the merger as if it took place on January 1, 2018, for the fourth quarter of 2019 is expected to be in the range of $32.4 million to $33.3 million, compared to pro-forma total revenue of $35.3 million in fourth quarter 2018, a decrease of 6% to 8% year-over-year. Preliminary total revenue results, on a pro-forma basis, for the fourth quarter of 2019 are expected to be comprised of:

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Venus Concept Ltd. (legacy Venus Concept) revenue in the range of $28.7 million to $29.3 million, compared to $28.6 million in the fourth quarter of 2018, an increase of approximately 0% to 2% year-over-year.

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Venus Concept Inc. (formerly Restoration Robotics, Inc.) revenue in the range of $3.7 million to $4.0 million, compared to $6.7 million in the fourth quarter of 2018, a decrease of approximately 41% to 44% year-over-year.

Preliminary Fiscal Year 2019 Revenue Summary:

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Preliminary total GAAP revenue for the twelve months ended December 31, 2019 is expected to be in the range of $109.8 million to $110.6 million, compared to total GAAP revenue of $102.6 million in 2018, an increase of 7% to 8% year-over-year. The expected range of preliminary total GAAP revenue for the twelve months ended December 31, 2019 includes the anticipated revenue of Venus Concept Inc. (formerly Restoration Robotics, Inc.) from November 8, 2019 to December 31, 2019 in the range of approximately $2.6 million to $2.7 million.

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Preliminary total revenue on a pro-forma basis, giving effect to the merger as if it took place on January 1, 2018, for the twelve months ended December 31, 2019 is expected to be in the range of $122.6 million to

$123.5 million, compared to pro-forma total revenue of $124.6 million in 2018, a decrease of approximately 1% to 2% year-over-year. Preliminary pro-forma total revenue results for the twelve months ended December 31, 2019 are expected to be comprised of:

•	Venus Concept Ltd. (legacy Venus Concept) revenue in the range of $107.2 million to $107.9 million, compared to $102.6 million in 2018, an increase of approximately 5% year-over-year.

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Venus Concept Inc. (formerly Restoration Robotics, Inc.) revenue in the range of $15.4 million to $15.6 million, compared to $22.0 million in 2018, a decrease of approximately 29% to 30% year-over-year.

Fiscal Year 2020 Revenue Guidance:

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Total revenue for the twelve months ended December 31, 2020 is expected to be in the range of $134.0 million to $140.0 million. The Company’s fiscal year 2020 revenue guidance range represents projected growth of approximately 9% to 13% year-over-year as compared to the preliminary total revenue range, on a pro-forma basis, of $122.6 million to $123.5 million for the twelve months ended December 31, 2019.

“Venus Concept’s preliminary pro-forma fourth quarter revenue performance is in-line with expectations, driven primarily by low single-digit growth in the legacy Venus Concept business, offset by the expected softer sales performance in the former Restoration Robotics business compared to the prior year,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We continue to make notable progress on our integration efforts following the closing of our merger with Restoration Robotics on November 7, 2019 and we remain encouraged by the prospects of the combined global commercial team beginning in 2020.”

Mr. Serafino continued: “We expect to drive pro-forma sales growth in the range of 9% to 13% year-over-year in 2020, fueled by compelling new product introductions, like our Venus Bliss, and improving adoption of the ARTAS® and ARTAS iX™ Robotic Hair Restoration Systems. We expect our 2020 growth to be driven primarily by strong commercial execution across our team of nearly 200 direct selling representatives around the world and by implementing an enhanced go-to-market strategy for our robotic hair restoration business. We also have a targeted a longer-term R&D strategy focused on leveraging the potentially powerful combination of Venus’ expertise in non-invasive energy-based technologies for aesthetic applications and Restoration Robotics’ expertise in robotic technology, 3D pre-operative planning and software. Specifically, we believe there is a compelling opportunity to introduce new, minimally invasive, robotic solutions for medical aesthetic procedures that are only treated with invasive surgical interventions today. We believe the new Venus Concept is well positioned as a leading player in both the global minimally invasive/non-invasive medical aesthetics market and the minimally invasive surgical hair restoration market.”

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic technologies and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, and Venus Bliss. Venus Concept’s hair restoration division includes NeoGraft, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX™ Robotic Hair Restoration Systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements including expected revenue, operating results and other financial information, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Venus Concept undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results, the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of the commercialization, marketing and manufacturing capabilities for the combined company’s products; the number of systems that are sold; the success of the commercial launch of Venus Bliss; the timing or likelihood of regulatory filings and approvals for products; the expected synergies from the merger; our ability to raise additional capital and the expected revenue for the combined company. Venus Concept cannot give any assurances that the we will achieve our expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Venus Concept described in the “Risk Factors” section contained in the Registration Statement on Form S-4 and the prospectus and definitive proxy statement contained therein for the merger of Restoration Robotics and Venus and described in the “Risk Factors” section of Restoration Robotics Annual Report on Form 10-K for the year ended 2018 filed on March 20, 2019 and as amended on April 29, 2019, the Restoration Robotics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 14, 2019, as well as any reports that Venus Concept may filed with the SEC in the future. All forward-looking statements included in this press release are based upon information available to Venus Concept as of the date hereof, and Venus Concept assumes no obligation to update or revise such forward-looking statements to reflect events or circumstances that subsequently occur or of which Venus Concept hereafter becomes aware.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

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